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North Star Universal, Inc.
Computation of ratio of earnings to fixed charges
For the Twelve Months ended December 31, 1994
(in thousands, except ratios)

Earnings:
Loss from continuing operations before
   income taxes and minority interest                                    (7,642)

Fixed charges                                                             5,051
                                                                        -------
Income from continuing operations before
   income taxes, minority interest and fixed charges                     (2,591)
                                                                        -------
                                                                        -------


Fixed Charges:
   Interest expense                                                       4,232
   Interest portion of rentals                                              819
   Amortization of debt expense                                               0
                                                                        -------

                                                                          5,051
                                                                        -------
                                                                        -------


Ratio of earnings to fixed charges                                        (0.51)

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